Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-1 of our report dated March 31, 2026, relating to the consolidated financial statements and financial statement schedules of Professional Diversity Network, Inc. for the year ended December 31, 2025. Our report contains an explanatory paragraph regarding Professional Diversity Network, Inc.’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/SR CPA & Co

Hong Kong
July 28, 2026